SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 20, 2003

(Date of earliest event reported)

Dominion Resources, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-8489	54-1229715
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Tredegar Street

Richmond, Virginia 23219-3932

(804) 819-2000

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

ITEM 5.    OTHER EVENTS

On August 20, 2003, Dominion Resources, Inc. the Company) entered into a distribution agreement (the Distribution Agreement) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Lehman Brothers Inc., McDonald Investments Inc. and Morgan Stanley & Co. Incorporated as Agents named in the Distribution Agreement for the sale of up to U.S. $2,490,000,000 aggregate principal amount of the Company’s Medium-Term Notes, Series B. A copy of the Distribution Agreement, including exhibits, is filed as Exhibit 1 to this Form 8-K.

A copy of the Fourteenth Supplemental Indenture to the Company’s June 1, 2000 Indenture, pursuant to which the Company’s Medium-Term Notes, Series B will be issued, is filed as Exhibit 4.4 to this Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

1	Distribution Agreement, dated August 20, 2003, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Lehman Brothers Inc., McDonald Investments Inc. and Morgan Stanley & Co. Incorporated as Agents named in the Distribution Agreement (filed herewith).

4.1	Form of Senior Indenture, dated as of June 1, 2000, between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4(iii) to the Company’s Registration Statement on Form S-3 (Registration No. 333-93187)).

4.2	The form of the Company’s Fixed Rate Medium-Term Note (included as Exhibit A to the Fourteenth Supplemental Indenture filed herewith as Exhibit 4.4).

4.3	The form of the Company’s Floating Rate Medium Term Note (included as Exhibit B to the Fourteenth Supplemental Indenture filed herewith as Exhibit 4.4).

4.4	Fourteenth Supplemental Indenture, dated as of August 20, 2003, to the Indenture pursuant to which the Medium-Term Notes, Series B will be issued (filed herewith).

4.5	Form of Exchange Rate Agent Agreement, dated as of May 25, 2001, between the Company and JPMorgan Chase Bank (incorporated by reference to Exhibit 4.5 to the Company’s Form 8-K, filed on May 25, 2001, File No. 1-8489).

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS (continued)

Exhibits (continued)

4.6	Form of Calculation Agent Agreement, dated as of May 25, 2001 between the Company and JPMorgan Chase Bank (incorporated by reference to Exhibit 4.6 to the Company’s Form 8-K, filed on May 25, 2001, File No. 1-8489).

5	Tax Opinion of McGuireWoods LLP with respect to the medium-term note prospectus supplement, dated August 20, 2003 (filed herewith).

12	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, File No. 1-8489).

23	Consent of McGuireWoods LLP (included in Exhibit 5)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ JAMES P. CARNEY

James P. Carney Assistant Treasurer

Date:  August 20, 2003